Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of Fidelity Congress Street Fund, of our report dated February 9, 1998 on the financial statements and financial highlights included in the December 31, 1997 Annual Report to Shareholders of Fidelity Congress Street Fund.
We further consent to the references to our Firm under the heading "Auditor" in Part B of this Post-Effective Amendment.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
April 15, 1998